EXHIBIT 99

              Eagle Bancorp Announces Quarterly Earnings
                 and Declares Quarterly Cash Dividend

    HELENA, Mont.--(BUSINESS WIRE)--Oct. 16, 2003--Eagle Bancorp ("Eagle")(OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported net income of $769,000, or $0.65 per share ($0.64 per share diluted), for the three months ended Sept. 30, 2003, and declared a cash dividend of $0.16 per share. These earnings represent an increase of 24.6% compared to $617,000 for the quarter ended Sept. 30, 2002.
    Today, Eagle's Board of Directors declared a quarterly cash dividend of $0.16 per share for the first quarter of Eagle's fiscal year. The dividend is payable Nov. 14, 2003, to shareholders of record at the close of business on Oct. 31, 2003.
    The increase in net income for the first quarter was the result of an increase in noninterest income of $713,000, offset by a decrease in net interest income of $282,000 and an increase in noninterest expense of $245,000. Noninterest income was up sharply, due primarily to the higher valuation of Eagle's mortgage servicing rights, which increased $366,000 for the quarter. Eagle's tax provision was $34,000 higher in the current quarter. Eagle's annualized return on assets was 1.49% and its annualized return on equity was 13.03% for the quarter, compared with 1.31% and 11.21%, respectively, for the same quarter in 2002.
    Total interest and dividend income decreased $485,000 to $2,300,000 for the quarter ended Sept. 30, 2003, from $2,785,000 for the quarter ended Sept. 30, 2002. This was due to decreases in all categories, with interest and fees on loans decreasing $397,000 and interest on securities available-for-sale down $48,000. Total interest expense decreased $203,000 to $922,000 for the quarter ended Sept. 30, 2003, from $1,125,000 for the quarter ended Sept. 30, 2002. Interest on deposits decreased $201,000 and interest on advances decreased $2,000.
    Total assets increased $5.7 million, or 2.8%, to $208.8 million at Sept. 30, 2003, from $203.1 million at June 30, 2003. Investment securities available-for-sale increased $9.3 million, or 12.1%, to $86.2 million from $76.9 million. Loans receivable decreased $2.7 million, or 2.9%, to $90.8 million from $93.5 million. Deposits increased $5.4 million, or 3.2%, to $173.8 million from $168.4 million. Total stockholders' equity increased $210,000, or 0.9%, to $23.7 million at Sept. 30, 2003, from $23.5 million at June 30, 2003, as a result of the net income for the period and an increase in the net unrealized loss on securities available-for-sale.
    American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 53% of Eagle Bancorp's common stock.
    Financial highlights for Eagle Bancorp follow.

                     EAGLE BANCORP AND SUBSIDIARY
                            (consolidated)
                                              September 30, June 30,
                                                  2003        2003
                                               (Unaudited)  (Audited)
ASSETS
Cash and due from banks                         3,042,968   2,966,202
Interest-bearing deposits with banks            7,693,430   7,263,841
Investment securities available-for-sale,
 at market value                                86,181,495  76,855,280
Investment securities held-to-maturity, at
 cost                                           1,942,504   2,280,736
Federal Home Loan Bank stock, at cost           1,708,600   1,686,300
Mortgage loans held-for-sale                    5,266,116   6,908,373
Loans receivable, net of deferred loan fee
 and allowance for loan losses                 90,751,900  93,521,165
Accrued interest and dividends receivable       1,075,588     913,101
Mortgage servicing rights, net                  1,711,703   1,291,614
Property and equipment, net                     6,530,107   6,392,625
Cash surrender value of life insurance          2,371,120   2,347,232
Real estate acquired in settlement of loans,
 net of allowance for losses                            0      70,010
Other assets                                      572,783     561,924
                                            --------------------------
      Total assets                            208,848,314 203,058,403
                                            ==========================
LIABILITIES
Deposit accounts:
Noninterest bearing                             9,379,650   7,868,012
Interest bearing                              164,422,581 160,556,053
Advances from Federal Home Loan Bank            9,218,889   9,243,889
Accrued expenses and other liabilities          2,116,531   1,893,668
                                            --------------------------
      Total liabilities                       185,137,651 179,561,622

EQUITY
Preferred stock (no par value, 1,000,000 shares
  authorized, none issued or outstanding)
Common stock (par value $0.01 per share;
 10,000,000 shares authorized; 1,223,572
  shares issued; 1,209,772 outstanding at
  September 30, 2003 and June 30, 2003)            12,236      12,236
Additional paid-in capital                      3,976,953   3,954,432
Unallocated common stock held by employee
 stock ownership plan ("ESOP")                   (230,048)   (239,248)
Treasury stock, at cost (13,800 shares at
 September 30, 2003 and June 30, 2003)           (188,715)   (188,715)
Retained earnings                              20,211,959  19,532,409
Accumulated other comprehensive (loss)
 income                                           (71,722)    425,667
                                            --------------------------
      Total equity                             23,710,663  23,496,781
      Total liabilities and equity            208,848,314 203,058,403
                                            ==========================

                     EAGLE BANCORP AND SUBSIDIARY
                  Consolidated Statements of Income
        For the Three Months Ended September 30, 2003 and 2002

                                            Three Months Ended
                                        Sept. 30(unaudited) Sept. 30
                                       -----------------------------
                                            2003             2002
                                       ------------     ------------
Interest and Dividend Income:
Interest and fees on loans               1,673,289        2,070,579
Interest on deposits with banks             18,399           32,645
Securities held to maturity                 25,978           49,320
Securities available for sale              560,367          608,517
FHLB Stock dividends                        22,314           23,989
                                       ------------     ------------
     Total interest and dividend
      income                             2,300,347        2,785,050
                                       ------------     ------------
Interest Expense:
Deposits                                   776,770          978,026
FHLB Advances                              145,409          147,082
                                       ------------     ------------
     Total interest expense                922,179        1,125,108
                                       ------------     ------------

Net Interest Income                      1,378,168        1,659,942
Loan loss provision                              0                0
                                       ------------     ------------
Net interest income after loan loss
 provision                               1,378,168        1,659,942
                                       ------------     ------------

Noninterest income:
Net gain on sale of loans                  588,981          309,163
Demand deposit service charges             161,316          128,860
Mortgage loan servicing fees               495,696           96,072
Net gain (loss) on sale of available for sale
  securities                                 9,911                0
Other                                       91,897          100,920
                                       ------------     ------------
     Total noninterest income            1,347,801          635,015
                                       ------------     ------------
Noninterest expense:
Salaries and employee benefits             720,005          723,224
Occupancy expenses                         120,285          129,941
Furniture and equipment depreciation        61,106           53,297
In-house computer expense                   59,583           54,836
Advertising expense                         45,020           33,295
Amortization of mtg servicing fees         265,135           97,828
Federal insurance premiums                   6,478            6,276
Postage                                     30,845           28,162
Legal,accounting, and examination fees      28,242           26,716
Consulting fees                              7,560            5,880
ATM processing                              13,777           11,589
Other                                      240,731          182,711
                                       ------------     ------------
     Total noninterest expense           1,598,767        1,353,755
                                       ------------     ------------
Income before provision for income
 taxes                                   1,127,202          941,202
                                       ------------     ------------
Provision for income taxes                 357,847          323,820
                                       ------------     ------------
Net income                                 769,355          617,382
                                       ============     ============
Basic earnings per common share               0.65             0.53
                                       ============     ============
Diluted earnings per common share             0.64             0.52
                                       ============     ============
Weighted average shares outstanding
 (basic eps)                             1,180,258        1,173,041
                                       ============     ============
Weighted average shares outstanding
 (diluted eps)                           1,194,058        1,189,457
                                       ============     ============


    CONTACT: Eagle Bancorp
             Larry A. Dreyer, 406-457-4012
             Peter J. Johnson, 406-457-4006